CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Fort Pitt Capital Funds and to the use of our report dated December 19, 2001 on the statements of assets and liabilities and operations of the Fort Pitt Capital Total Return Fund ("Fund"). Such statements of assets and liabilities and operations appear in the Fund's Statement of Additional Information.




                                                           TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 19, 2001